Exhibit 10.1

August 15, 2014

Mr. Marc Lawrence-Apfelbaum

60 Columbus Circle

New York, NY 10023

Dear Marc:

Pursuant to Section 1 of the Employment Agreement effective as of February 16, 2012 between you and Time Warner Cable Inc. (the “Agreement”), the Agreement expires on February 15, 2015. This letter offers to amend the Agreement to extend the term through December 31, 2016. All other provisions of the Agreement will remain unchanged and in full force and effect. For the avoidance of doubt, this extension and the terms of the Agreement shall not change the vesting treatment of the Special Restricted Stock Unit Agreement – 2015 and Special Restricted Stock Unit Agreement – 2016 for the periods before February 12, 2015 and February 12, 2016, respectively, which shall be governed by the terms of the award agreements.

Please indicate your acceptance of the foregoing extension of the term of your Agreement by executing this letter no later than August 31, 2014 and returning it immediately via interoffice mail to: Meredith Gill, HR-Executive Compensation, Charlotte, NC.

Sincerely,

TIME WARNER CABLE INC.

By:	/s/ Peter Stern
Peter Stern
Executive Vice President,
Chief Strategy, People and Corporate Development Officer

AGREED AND ACCEPTED:
Marc Lawrence-Apfelbaum
/s/ Marc Lawrence-Apfelbaum

Date:	8.20.14